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EXHIBIT (a)(1)(C)

Notice of Guaranteed Delivery
For Tender of Shares of Common Stock
of
Arctic Cat Inc.
at
$18.50 Per Share
by
Aces Acquisition Corp.,

Textron Specialized Vehicles Inc.
and
Textron Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 3, 2017, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery (as it may be amended or supplemented, the "Notice of Guaranteed Delivery"), or one substantially equivalent to this Notice of Guaranteed Delivery, must be used to accept the Offer (as defined below) if certificates representing tendered Shares (as defined below) are not immediately available or the certificates representing tendered Shares and all other required documents cannot be delivered to Wells Fargo Bank, N.A. (the "Depositary") prior to the expiration of the Offer or if the procedure for delivery by book-entry transfer cannot be completed prior to the expiration of the Offer. This instrument may be delivered or transmitted by facsimile transmission or mailed to the Depositary. See Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

Wells Fargo Bank, N.A.

By Mail: By 5:00 p.m. NYC time on Expiration Date Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0858	By Facsimile Transmission: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions (800) 468-9716 (phone) (866) 734-9952 (fax)	By Hand or Overnight Courier:
By 5:00 p.m. NYC time on
Expiration Date
Wells Fargo Bank, N.A.
Shareowner Services
Voluntary Corporate Actions
1110 Centre Pointe Curve, Suite 101
Mendota Heights, Minnesota 55120

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

  THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tender(s) to:

        Aces Acquisition Corp., a Minnesota corporation ("Purchaser") and a direct wholly owned subsidiary of Textron Specialized Vehicles Inc., a Delaware corporation ("Textron Specialized Vehicles"), which is a direct wholly owned subsidiary of Textron Inc., a Delaware corporation ("Textron"), upon the terms and subject to the conditions set forth in the offer to purchase, dated February 2, 2017 (as it may be amended or supplemented from time to time, the "Offer to Purchase") and in the related letter of transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (each, a "Share" and collectively, the "Shares"), of Arctic Cat Inc., a Minnesota corporation ("Arctic Cat"), indicated below pursuant to the guaranteed delivery procedure set forth in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

Name(s) of Record Holder(s)	Number of Shares Tendered
Certificate Nos. (if available)
Address(es)
Zip Code
(Area Code) Telephone No.	Account Number
X	Dated: , 2017
X	Dated: , 2017
Signatures(s) of Record Holder(s)

 GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other "eligible guarantor institution," as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the certificates evidencing all Shares tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary's account at The Depository Trust Company, in either case, together with delivery of a properly completed and duly executed Letter of Transmittal with any required signature guarantee, or an Agent's Message (as defined in the Letter of Transmittal), and any other documents required by the Letter of Transmittal, within three (3) NASDAQ trading days after the date of execution of this Notice of Guaranteed Delivery.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing tendered Shares to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

X
Names of Firm	Authorized Signature
Address(es)	Name (Please Print)
Zip Code	Title
(Area Code) Telephone No.	Dated: , 2017
  NOTE:
  DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)